CONSENT OF INDEPENDENT AUDITORS




We consent to the incorporation by reference in Post-Effective Amendment No. 16 to the Registration Statement of Franklin Templeton Global Trust on Form N-1A File Nos. 33-01212 and 811-4450 of our report dated November 30, 1995 on our audit of the financial statements and financial highlights of Franklin Templeton Global Trust, which report is included in the Annual Report to Shareholders for the year ended October 31, 1995, which is incorporated by reference in the Registration Statement.



                          /s/ COOPERS & LYBRAND L.L.P.



Boston, Massachusetts
December 20, 1996